Exhibit 99.1
News

For Release: Tuesday, October 20, 2026, at 6:30 a.m. ET

GM releases 2026 third-quarter results and updates full-year 2026 guidance;
Board approves new $20 billion share repurchase authorization, declares quarterly dividend

DETROIT – General Motors (NYSE: GM) today reported third-quarter 2026 revenue of $50.0 billion, net income attributable to stockholders of $3.3 billion, and EBIT-adjusted of $4.1 billion.
The company is updating its full-year 2026 EBIT-adjusted guidance, narrowing the range. The company expects net income attributable to stockholders to be $8.9 billion to $9.5 billion; Automotive operating cash flow to be
$17.3 billion to $20.3 billion; and EPS-diluted to be $9.72 to $10.72 based on its updated guidance and the impact of adjustments recorded year to date. These expected financial results do not include the potential impact of future adjustments related to special items.
The table below shows the revised guidance and how it compares to prior guidance.

	Updated 2026 guidance	Previous 2026 guidance
EBIT-adjusted	$14.5 billion - $15.5 billion	$14.0 billion - $16.0 billion
Adjusted automotive free cash flow	$11.5 billion - $12.5 billion	$9.5 billion - $11.5 billion
EPS-diluted-adjusted	$12.75 - $13.75	$12.00 - $14.00

Board approves share repurchase program and quarterly dividend
The company also announced it has completed the $6.0 billion share repurchase program announced in January of 2026, and its Board of Directors has approved a new $20.0 billion multi-year share repurchase authorization.

The new share repurchase program, which has no expiration date, will be executed in accordance with applicable securities laws and regulations and may be suspended or discontinued at any time at the company's discretion.

As of September 30, 2026, the company had 849 million shares outstanding, down from 904 million at the end of 2025. There were 995 million shares outstanding at the end of 2024, and 1.2 billion at the end of 2023.

GM also announced today that its Board of Directors has declared a quarterly cash dividend on the company's outstanding common stock of $0.18 per share, payable December 17, 2026, to holders of the company's common stock at the close of trading on December 4, 2026.

An overview of quarterly results and financial highlights appears below. Visit the GM Investor Relations website to download the company's earnings deck and GM Chair and CEO Mary Barra's Letter to Shareholders.

Conference call for investors and analysts

Mary Barra and GM Chief Financial Officer Paul Jacobson will host a conference call for the investment community at 8:30 a.m. ET today to discuss these results.

Conference call details are as follows:
•1-800-857-9821 (U.S.)
•1-517-308-9481 (international/caller-paid)
•Conference call passcode: General Motors
•An audio replay will be available on the GM Investor Relations website in the Events section.

Results Overview

	Three Months Ended
($M) except per share amounts	September 30, 2026	September 30, 2025	Change	% Change
Revenue	$50,015	$48,591	$1,424	2.9%
Net income (loss) attributable to stockholders(a)	$3,335	$1,327	$2,008	n.m.
EBIT-adjusted	$4,106	$3,376	$730	21.6%
Net income margin(a)	6.7%	2.7%	4.0 ppts	n.m.
EBIT-adjusted margin	8.2%	6.9%	1.3 ppts	18.8%
Automotive operating cash flow	$8,049	$6,070	$1,979	32.6%
Adjusted automotive free cash flow	$5,882	$4,201	$1,681	40.0%
EPS-diluted(a)	$3.73	$1.35	$2.38	n.m.
EPS-diluted-adjusted	$3.70	$2.80	$0.90	32.2%
GMNA EBIT-adjusted	$3,592	$2,506	$1,087	43.4%
GMNA EBIT-adjusted margin	8.7%	6.2%	2.5 ppts	40.3%
GMI EBIT-adjusted	$28	$226	$(198)	(87.7)%
China equity income (loss)	$32	$80	$(48)	(60.3)%
GM Financial EBT-adjusted	$668	$804	$(136)	(16.9)%
__________
(a)n.m. = not meaningful

General Motors (NYSE:GM) is driving the future of transportation, leveraging advanced technology to build safer, smarter, and lower emission cars, trucks, and SUVs. GM’s Buick, Cadillac, Chevrolet, and GMC brands offer a broad portfolio of innovative gasoline-powered vehicles and the industry’s widest range of EVs, as we move to an all-electric future. Learn more at GM.com.

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CONTACTS:
Jim Cain GM Communications 313-407-2843 james.cain@chevrolet.com	Ashish Kohli, CFA GM Investor Relations 847-964-3459 ashish.kohli@gm.com
David Caldwell GM Communications 586-899-7861 david.caldwell@gm.com

Cautionary Note on Forward-Looking Statements: This press release and related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Guidance Reconciliations
The following table reconciles expected Net income attributable to stockholders to expected EBIT-adjusted (dollars in billions):

	Year Ending December 31, 2026
	Updated(a)	Previous
Net income attributable to stockholders	$ 8.9-9.5	$ 8.4-9.8
Income tax expense	2.0-2.4	2.2-2.8
Automotive interest (income) expense, net	(0.1)	(0.1)
Adjustments	3.7	3.5
EBIT-adjusted	$ 14.5-15.5	$ 14.0-16.0
__________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details. These expected financial results do not include the potential impact of future adjustments related to special items.

The following table reconciles expected EPS-diluted to expected EPS-diluted-adjusted:

Year Ending December 31, 2026
	Updated(a)	Previous
Diluted earnings per common share	$ 9.72-10.72	$ 8.98-10.98
Adjustments	3.03	3.02
EPS-diluted-adjusted	$ 12.75-13.75	$ 12.00-14.00
__________
(a)Refer to the reconciliation of diluted earnings per common share to EPS-diluted-adjusted for adjustment details. These expected financial results do not include the potential impact of future adjustments related to special items.

The following table reconciles expected automotive net cash provided by operating activities to expected adjusted automotive free cash flow (dollars in billions):

Year Ending December 31, 2026
	Updated(a)	Previous
Net automotive cash provided by operating activities	$ 17.3-20.3	$ 15.4-19.4
Less: Capital expenditures	10.0-12.0	10.0-12.0
Adjustments	4.2	4.1
Adjusted automotive free cash flow	$ 11.5-12.5	$ 9.5-11.5
__________
(a)These expected financial results do not include the potential impact of future adjustments related to special items.

General Motors Company and Subsidiaries1
Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended September 30, 2026				Three Months Ended September 30, 2025
	Automotive	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$45,706	$—	$—	$45,706	$44,256	$—	$—	$—	$44,256
GM Financial	—	4,312	(3)	4,309	—	—	4,337	(2)	4,335
Total net sales and revenue	45,706	4,312	(3)	50,015	44,256	—	4,337	(2)	48,591
Costs and expenses
Automotive and other cost of sales	40,739	—	—	40,739	41,937	—	—	(1)	41,936
GM Financial interest, operating, and other expenses	—	3,651	(1)	3,651	—	—	3,542	—	3,542
Automotive and other selling, general, and administrative expense	2,029	—	(2)	2,027	2,038	—	—	(1)	2,037
Total costs and expenses	42,768	3,651	(3)	46,416	43,975	—	3,542	(2)	47,515
Operating income (loss)	2,938	660	—	3,598	281	—	795	—	1,076
Automotive interest expense	162	—	—	162	206	—	—	3	209
Interest income and other non-operating income, net	274	—	—	274	473	—	—	3	475
Equity income (loss)	225	8	—	233	68	—	9	—	77
Income (loss) before income taxes	$3,274	$668	$—	$3,943	$615	$—	$804	$—	$1,419
Income tax expense (benefit)				565					127
Net income (loss)				3,377					1,293
Net loss (income) attributable to noncontrolling interests				(42)					35
Net income (loss) attributable to stockholders				$3,335					$1,327

Net income (loss) attributable to common stockholders				$3,305					$1,297

	Nine Months Ended September 30, 2026				Nine Months Ended September 30, 2025
	Automotive	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$128,817	$—	$—	$128,817	$126,985	$1	$—	$—	$126,986
GM Financial	—	12,855	(7)	12,848	—	—	12,756	(9)	12,747
Total net sales and revenue	128,817	12,855	(7)	141,665	126,985	1	12,756	(9)	139,732
Costs and expenses
Automotive and other cost of sales	116,462	—	—	116,462	116,255	163	—	(2)	116,416
GM Financial interest, operating, and other expenses	—	10,928	(2)	10,926	—	—	10,599	—	10,600
Automotive and other selling, general, and administrative expense	6,298	—	(5)	6,293	6,054	111	—	(3)	6,161
Total costs and expenses	122,760	10,928	(7)	133,681	122,309	274	10,599	(5)	133,177
Operating income (loss)	6,056	1,928	—	7,984	4,676	(273)	2,156	(4)	6,555
Automotive interest expense	472	—	—	472	557	30	—	(27)	560
Interest income and other non-operating income, net	804	(1)	—	803	1,174	2	(1)	(23)	1,151
Equity income (loss)	507	35	—	542	182	—	37	—	219
Income (loss) before income taxes	$6,896	$1,962	$—	$8,858	$5,474	$(301)	$2,193	$—	$7,366
Income tax expense (benefit)				1,422					1,326
Net income (loss)				7,436					6,040
Net loss (income) attributable to noncontrolling interests				(168)					(33)
Net income (loss) attributable to stockholders				$7,267					$6,007

Net income (loss) attributable to common stockholders				$7,206					$6,510
________
1 Certain columns and rows may not add due to rounding.

General Motors Company and Subsidiaries1
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Basic earnings per share
Net income (loss) attributable to stockholders	$3,335	$1,327	$7,267	$6,007
Adjustments(a)	(31)	(30)	(62)	503
Net income (loss) attributable to common stockholders	$3,305	$1,297	$7,206	$6,510

Weighted-average common shares outstanding	872	944	893	965

Basic earnings per common share	$3.79	$1.37	$8.07	$6.75
Diluted earnings per share
Net income (loss) attributable to common stockholders – diluted	$3,305	$1,297	$7,206	$6,510

Weighted-average common shares outstanding – diluted	887	964	908	980

Diluted earnings per common share	$3.73	$1.35	$7.94	$6.64
Potentially dilutive securities(b)	—	—	—	—
__________
(a)Includes a $593 million return from the preferred shareholders related to the redemption of Cruise preferred shares from noncontrolling interest holders in the nine months ended September 30, 2025.
(b)Potentially dilutive securities attributable to Restricted Stock Units (RSUs) and Performance Stock Units (PSUs) at September 30, 2026 and outstanding stock options, PSUs, and RSUs at September 30, 2025 were excluded from the computation of diluted earnings per share (EPS) because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries1
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	September 30, 2026				December 31, 2025
	Automotive	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$18,765	$4,431	$—	$23,196	$15,062	$56	$5,826	$—	$20,945
Marketable debt securities	4,351	258	—	4,609	6,685	—	39	—	6,724
Accounts and notes receivable, net(a)	15,589	2,335	(786)	17,138	12,199	76	1,506	(727)	13,054
GM Financial receivables, net(b)	—	46,802	(349)	46,453	—	—	45,661	(395)	45,266
Inventories	15,644	—	(3)	15,640	14,472	—	—	(5)	14,467
Other current assets	3,158	5,664	8	8,831	3,167	9	5,130	6	8,312
Total current assets	57,507	59,491	(1,130)	115,867	51,585	141	58,162	(1,120)	108,767
Non-current Assets
GM Financial receivables, net	—	44,979	—	44,979	—	—	44,384	—	44,384
Equity in net assets of nonconsolidated affiliates	4,387	992	—	5,379	4,564	—	1,117	—	5,681
Property, net	54,657	142	—	54,798	51,458	99	126	—	51,683
Goodwill and intangible assets, net	2,926	1,350	—	4,276	3,018	—	1,348	—	4,366
Equipment on operating leases, net	—	32,244	—	32,244	—	—	33,686	—	33,686
Deferred income taxes	23,789	(1,644)	—	22,145	24,446	—	(1,486)	—	22,960
Other assets(b)	7,751	1,744	—	9,495	8,226	47	1,483	—	9,756
Total non-current assets	93,510	79,805	—	173,315	91,712	147	80,658	—	172,517
Total Assets	$151,017	$139,296	$(1,130)	$289,183	$143,297	$288	$138,820	$(1,120)	$281,284
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$29,917	$628	$(781)	$29,764	$24,075	$1	$491	$(649)	$23,919
Short-term debt and current portion of long-term debt
Automotive(b)	878	—	(349)	529	1,120	7	—	(471)	656
GM Financial	—	42,939	—	42,939	—	—	35,012	—	35,012
Cruise	—	—	—	—	—	—	—	—	—
Accrued liabilities	27,534	5,563	—	33,097	28,956	54	4,744	—	33,754
Total current liabilities	58,329	49,130	(1,130)	106,330	54,151	63	40,248	(1,120)	93,342
Non-current Liabilities
Long-term debt
Automotive	15,270	—	—	15,270	15,522	70	—	—	15,591
GM Financial	—	70,005	—	70,005	—	—	79,018	—	79,018
Cruise	—	—	—	—	—	—	—	—	—
Postretirement benefits other than pensions	3,905	—	—	3,905	4,025	—	—	—	4,025
Pensions	4,482	14	—	4,496	4,977	—	11	—	4,988
Other liabilities	21,033	3,626	—	24,659	17,495	281	3,375	—	21,151
Total non-current liabilities	44,690	73,645	—	118,335	42,019	351	82,404	—	124,775
Total Liabilities	103,019	122,775	(1,130)	224,664	96,170	414	122,652	(1,120)	218,116
Equity
Common stock, $0.01 par value	8	—	—	8	9	—	—	—	9
Additional paid-in capital(c)	18,749	1,018	(1,017)	18,749	18,086	1,842	1,077	(1,076)	19,928
Retained earnings	37,434	16,775	1	54,210	37,024	(1,968)	16,467	1	51,524
Accumulated other comprehensive loss	(8,889)	(1,273)	—	(10,162)	(8,966)	—	(1,377)	—	(10,343)
Total stockholders’ equity	47,302	16,521	(1,016)	62,806	46,153	(126)	16,167	(1,075)	61,119
Noncontrolling interests(c)	696	—	1,016	1,712	974	—	—	1,075	2,049
Total Equity	47,998	16,521	—	64,518	47,127	(126)	16,167	—	63,168
Total Liabilities and Equity	$151,017	$139,296	$(1,130)	$289,183	$143,297	$288	$138,820	$(1,120)	$281,284
__________
(a)Eliminations primarily include GM Financial accounts and notes receivable of $0.6 billion due from Automotive and Automotive accounts receivable of $0.2 billion primarily due from GM Financial at September 30, 2026; and GM Financial accounts and notes receivable of $0.5 billion due from Automotive; and Automotive accounts receivable of $0.1 billion primarily due from GM Financial at December 31, 2025.
(b)Eliminations primarily related to GM Financial accounts receivable due from Automotive.
(c)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B, and C. The preferred stock is classified as noncontrolling interests in our consolidated balance sheets.

General Motors Company and Subsidiaries1
Combining Cash Flow Information
(In millions) (Unaudited)

	Nine Months Ended September 30, 2026					Nine Months Ended September 30, 2025
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$6,000	$—	$1,436	$—	$7,436	$4,732	$(302)	$1,610	$—	$6,040
Depreciation and impairment of Equipment on operating leases, net	—	—	3,882	—	3,882	—	—	3,675	—	3,675
Depreciation, amortization, and impairment charges on Property, net	5,099	—	26	—	5,126	6,375	12	25	—	6,412
Foreign currency remeasurement and transaction (gains) losses	(37)	—	(8)	—	(45)	276	—	9	—	285
Undistributed earnings of nonconsolidated affiliates, net	(99)	—	(35)	—	(134)	433	—	(37)	—	396
Pension contributions and OPEB payments	(618)	—	(1)	—	(619)	(432)	—	(1)	—	(433)
Pension and OPEB (income) expense, net	44	—	2	—	46	21	—	1	—	23
Provision (benefit) for deferred taxes	757	—	174	—	931	(64)	—	191	—	127
Change in other operating assets and liabilities(a)(c)	2,508	—	(532)	(1,978)	(3)	1,787	(511)	594	1,678	3,548
Net cash provided by (used in) operating activities	13,653	—	4,945	(1,978)	16,620	13,127	(800)	6,067	1,678	20,072
Cash flows from investing activities
Expenditures for property	(5,758)	—	(42)	—	(5,800)	(6,054)	(2)	(27)	—	(6,083)
Available-for-sale marketable securities, acquisitions	(1,915)	—	(351)	—	(2,266)	(1,768)	—	(17)	—	(1,785)
Available-for-sale marketable securities, liquidations	4,232	—	128	—	4,361	2,398	—	—	—	2,398
Purchases of finance receivables(a)	—	—	(29,287)	782	(28,505)	—	—	(28,246)	(5)	(28,251)
Principal collections and recoveries on finance receivables(a)(b)	—	—	26,676	—	26,676	—	—	29,539	(3,016)	26,524
Proceeds from sale of finance receivables	—	—	—	—	—	—	—	2,005	—	2,005
Purchases of leased vehicles	—	—	(9,565)	—	(9,565)	—	—	(12,609)	—	(12,609)
Proceeds from termination of leased vehicles	—	—	8,267	—	8,267	—	—	7,780	—	7,780
Other investing activities(b)	209	—	—	66	276	(3,353)	—	1	901	(2,451)
Net cash provided by (used in) investing activities	(3,231)	—	(4,173)	848	(6,556)	(8,777)	(2)	(1,574)	(2,120)	(12,473)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(3)	—	(56)	—	(59)	(10)	—	23	—	13
Proceeds from issuance of debt (original maturities greater than three months)(b)	190	—	34,127	—	34,316	2,019	555	35,103	(555)	37,122
Payments on debt (original maturities greater than three months)	(315)	—	(34,375)	(20)	(34,710)	(1,862)	(4)	(35,502)	(24)	(37,391)
Payments to purchase common stock	(5,301)	—	—	—	(5,301)	(3,512)	—	—	—	(3,512)
Issuance (redemption) of subsidiary stock(b)	—	—	—	—	—	—	—	—	(29)	(29)
Dividends paid(c)	(927)	—	(1,269)	1,150	(1,046)	(401)	—	(1,169)	1,050	(519)
Other financing activities	(401)	—	(95)	—	(496)	(160)	—	(114)	—	(274)
Net cash provided by (used in) financing activities	(6,757)	—	(1,667)	1,130	(7,295)	(3,926)	551	(1,658)	442	(4,591)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(34)	—	5	—	(29)	163	1	73	—	237
Net increase (decrease) in cash, cash equivalents, and restricted cash	3,631	—	(890)	—	2,740	588	(250)	2,909	—	3,246
Cash, cash equivalents, and restricted cash at beginning of period	15,241	—	9,043	—	24,284	14,561	322	8,081	—	22,964
Cash, cash equivalents, and restricted cash at end of period	$18,871	$—	$8,153	$—	$27,024	$15,148	$72	$10,990	$—	$26,210
__________
(a)Includes eliminations of $0.9 billion and $2.7 billion in the nine months ended September 30, 2026 and 2025 primarily driven by purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(b)Eliminations include intercompany funding activity from Automotive and GM Financial to Cruise in the nine months ended September 30, 2025.
(c)Eliminations include dividends issued by GM Financial to Automotive in the nine months ended September 30, 2026 and 2025.
Note: Certain intercompany transactions that are eliminated in consolidation are presented on a net basis.

General Motors Company and Subsidiaries1
The following tables summarize key financial information (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended September 30, 2026
Net sales and revenue	$41,419	$4,085	$201	$—	$45,706	$—	$4,312	$(3)	$50,015
Expenditures for property	$2,235	$98	$1	$—	$2,333	$—	$13	$—	$2,346
Depreciation and amortization	$1,564	$121	$6	$—	$1,691	$—	$1,244	$—	$2,935
Impairment charges	$(79)	$19	$—	$—	$(60)	$—	$—	$—	$(60)
Equity income (loss)(a)(b)(c)	$229	$30	$(39)	$—	$219	$—	$8	$—	$228

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended September 30, 2025
Net sales and revenue	$40,551	$3,645	$60	$—	$44,256	$—	$4,337	$(2)	$48,591
Expenditures for property	$2,011	$92	$11	$—	$2,113	$—	$17	$—	$2,130
Depreciation and amortization	$1,703	$114	$4	$—	$1,821	$—	$1,245	$—	$3,066
Impairment charges	$1,044	$—	$—	$—	$1,044	$—	$—	$—	$1,044
Equity income (loss)(a)(b)	$214	$83	$(16)	$—	$281	$—	$9	$—	$290

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Nine Months Ended September 30, 2026
Net sales and revenue	$117,732	$10,635	$450	$—	$128,817	$—	$12,855	$(7)	$141,665
Expenditures for property	$5,495	$211	$52	$—	$5,758	$—	$42	$—	$5,800
Depreciation and amortization	$4,754	$362	$17	$—	$5,133	$—	$3,909	$—	$9,042
Impairment charges	$(53)	$19	$—	$—	$(34)	$—	$—	$—	$(34)
Equity income (loss)(a)(b)(c)	$(18)	$273	$(121)	$—	$134	$—	$35	$—	$169

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Nine Months Ended September 30, 2025
Net sales and revenue	$117,424	$9,398	$163	$—	$126,985	$1	$12,756	$(9)	$139,732
Expenditures for property	$5,729	$274	$50	$—	$6,054	$2	$27	$—	$6,083
Depreciation and amortization	$4,933	$347	$39	$—	$5,319	$5	$3,701	$—	$9,026
Impairment charges	$1,044	$18	$—	$—	$1,063	$—	$—	$—	$1,063
Equity income (loss)(a)(b)	$469	$208	$(30)	$—	$647	$—	$37	$—	$684
__________
(a)Includes Automotive China joint ventures (Automotive China JVs) equity income (loss) of $32 million and $280 million in the three and nine months ended September 30, 2026 and $80 million and $197 million in the three and nine months ended September 30, 2025.
(b)Equity income (loss) related to Ultium Cells Holdings LLC, an equally owned joint venture with LG Energy Solution, is presented in Automotive and other cost of sales as this entity has historically been integral to the operations of our business by providing battery cells for our electric vehicles (EVs). Equity income (loss) related to Ultium Cells Holdings LLC was insignificant in the three and nine months ended September 30, 2026 and $213 million and $465 million in the three and nine months ended September 30, 2025.
(c)Equity income (loss) in GMNA includes gains from the sale of an equity investment in the three and nine months ended September 30, 2026 and impacts of impairment charges for EV strategic realignment in the nine months ended September 30, 2026.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
General Motors Company (GM) uses both generally accepted accounting principles (GAAP) and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. Our non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted); and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons, and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment, and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted (Most comparable GAAP measure: Net income attributable to stockholders) EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense, and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions, and certain costs arising from legal matters. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are an integral part of its financial performance.

EPS-diluted-adjusted (Most comparable GAAP measure: Diluted earnings per common share) EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or release of significant deferred tax asset valuation allowances.

ETR-adjusted (Most comparable GAAP measure: Effective tax rate) ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we cannot provide an expected effective tax rate without unreasonable efforts because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted (Most comparable GAAP measure: Return on equity) ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow (Most comparable GAAP measure: Net automotive cash provided by operating activities) Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow starting with automotive operating cash flow from operations. We subtract capital expenditures, add the imputed cash effects of third-party payments made on our behalf for inventory banking, and subtract the cash effects when the banked inventory is consumed. The result is then adjusted for management actions, which can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income (loss) attributable to stockholders	$3,335	$1,327	$7,267	$6,007
Income tax expense (benefit)	565	127	1,422	1,326
Automotive interest expense	162	209	472	560
Automotive interest income	(195)	(220)	(551)	(611)
Adjustments
EV strategic realignment(a)	238	1,592	3,594	1,922
China restructuring actions(b)	—	—	99	140
Legal matters(c)	—	300	—	300
Restructuring and other strategic actions(d)	—	41	—	260
Total adjustments	238	1,933	3,693	2,622
EBIT-adjusted	4,106	3,376	12,302	9,903
Operating segments
GM North America (GMNA)	3,592	2,506	10,699	8,207
GM International (GMI)	28	226	342	460
Cruise	—	—	—	(273)
GM Financial(e)	668	804	1,962	2,193
Total operating segments	4,289	3,536	13,003	10,587
Corporate and eliminations(f)	(183)	(160)	(700)	(684)
EBIT-adjusted	$4,106	$3,376	$12,302	$9,903
__________
(a)These adjustments were excluded because they relate to our strategic realignment of our EV capacity and manufacturing footprint, including Ultium's strategic realignment.
(b)These adjustments were excluded because they relate to restructuring activities associated with our operations in China, including an other-than-temporary impairment and restructuring charges recorded in equity earnings associated with our Automotive China JVs.
(c)These adjustments were excluded because they relate to investigations and litigation associated with our former OnStar Smart Driver product.
(d)These adjustments were excluded because they relate to restructuring and strategic actions associated with employee separations, autonomous and assisted driving, manufacturing operations in Colombia and Ecuador, and the GM headquarters relocation.
(e)GM Financial amounts represent EBT-adjusted.
(f)GM's automotive interest income and interest expense, corporate expenditures, legacy costs from the Opel/Vauxhall Business (primarily pension costs), and certain revenues and expenses that are not part of a reportable segment are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles diluted earnings per common share to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Nine Months Ended
	September 30, 2026		September 30, 2025		September 30, 2026		September 30, 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$3,305	$3.73	$1,297	$1.35	$7,206	$7.94	$6,510	$6.64
Adjustments(a)	238	0.27	1,933	2.01	3,693	4.07	2,622	2.67
Tax effect on adjustments(b)	(57)	(0.06)	(536)	(0.56)	(736)	(0.81)	(606)	(0.62)
Tax adjustments(c)	(208)	(0.23)	—	—	(208)	(0.23)	—	—
Return from preferred shareholders(d)	—	—	—	—	—	—	(593)	(0.60)
EPS-diluted-adjusted	$3,278	$3.70	$2,694	$2.80	$9,955	$10.97	$7,933	$8.09
__________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c)These adjustments consist of tax benefits from a change to a subsidiary's legal entity tax classification.
(d)This adjustment consists of a return from the preferred shareholders related to the redemption of Cruise preferred shares from noncontrolling interest holders in the nine months ended September 30, 2025.

The following table reconciles our effective tax rate to ETR-adjusted (dollars in millions):

	Three Months Ended						Nine Months Ended
	September 30, 2026			September 30, 2025			September 30, 2026			September 30, 2025
	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
Effective tax rate	$3,943	$565	14.3%	$1,419	$127	8.9%	$8,858	$1,422	16.1%	$7,366	$1,326	18.0%
Adjustments(a)	238	57		1,933	536		3,693	736		2,622	606
Tax adjustments(b)	—	208		—	—		—	208		—	—
ETR-adjusted	$4,181	$830	19.9%	$3,352	$663	19.8%	$12,551	$2,366	18.9%	$9,988	$1,932	19.3%
__________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details. These adjustments include Net income attributable to noncontrolling interests where applicable. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(b)Refer to the reconciliation of diluted earnings (loss) per common share to EPS-diluted adjusted for adjustment details.

We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	September 30, 2026	September 30, 2025
Net income attributable to stockholders	$4.0	$3.0
Average equity(a)	$62.1	$65.2
ROE	6.4%	4.7%
__________
(a)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income attributable to stockholders.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	September 30, 2026	September 30, 2025
EBIT-adjusted(a)	$15.1	$12.4
Average equity(b)	$62.1	$65.2
Add: Average automotive debt and interest liabilities (excluding finance leases)	15.9	16.1
Add: Average automotive net pension and OPEB liability	7.6	8.7
Less: Average automotive net income tax asset	(24.5)	(22.9)
ROIC-adjusted average net assets	$61.1	$67.1
ROIC-adjusted	24.8%	18.5%
__________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

The following table reconciles Net automotive cash provided by operating activities to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net automotive cash provided by operating activities	$8,049	$6,070	$13,653	$13,127
Less: Capital expenditures	(2,333)	(2,113)	(5,758)	(6,054)
Add: Imputed operating cash outflows	39	—	39	—
Add(less): EV strategic realignment	139	—	4,242	(103)
Add: Restructuring and other strategic actions	1	243	7	859
Add: China restructuring actions	—	1	—	10
Less: Legal matters	(13)	—	—	—
Adjusted automotive free cash flow	$5,882	$4,201	$12,184	$7,840

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and market share. Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. Government, and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the nine months ended September 30, 2026, 27.6% of GM's wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by our Automotive operations (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
GMNA	870	840	2,511	2,516
GMI	159	137	407	346
Total	1,028	977	2,917	2,862

Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments, and daily rental car companies); and (3) certain vehicles used by dealers in their business, including but not limited to courtesy transportation vehicles previously used by dealers that were sold to the end consumer. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture, including vehicle sales of non-GM trademarked vehicles, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM's vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by our dealers, distributors, and joint ventures; commercially available data sources, such as registration and insurance data; and internal estimates and forecasts when other data is not available.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes industry and GM total vehicle sales and GM's related competitive position by geographic region (vehicles in thousands):

	Three Months Ended						Nine Months Ended
	September 30, 2026			September 30, 2025			September 30, 2026			September 30, 2025
	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share
North America
United States	4,174	671	16.1%	4,229	710	16.8%	12,277	2,012	16.4%	12,567	2,150	17.1%
Other	1,045	126	12.1%	1,015	127	12.5%	3,032	376	12.4%	3,007	384	12.8%
Total North America	5,219	797	15.3%	5,244	837	16.0%	15,309	2,388	15.6%	15,574	2,534	16.3%
Asia/Pacific, Middle East, and Africa
China(a)	5,403	358	6.6%	6,934	469	6.8%	15,816	1,065	6.7%	19,333	1,359	7.0%
Other	5,778	115	2.0%	5,718	149	2.6%	17,501	329	1.9%	17,010	369	2.2%
Total Asia/Pacific, Middle East, and Africa	11,181	474	4.2%	12,652	618	4.9%	33,317	1,394	4.2%	36,342	1,729	4.8%
South America
Brazil	836	84	10.1%	711	72	10.1%	2,255	225	10.0%	1,910	192	10.1%
Other	485	35	7.1%	456	35	7.7%	1,408	103	7.3%	1,268	95	7.5%
Total South America	1,321	119	9.0%	1,168	107	9.2%	3,663	328	9.0%	3,177	287	9.0%
Total in GM markets	17,721	1,390	7.8%	19,064	1,562	8.2%	52,288	4,111	7.9%	55,093	4,549	8.3%
Total Europe	4,007	1	—%	4,002	1	—%	13,020	1	—%	12,611	2	—%
Total Worldwide(b)	21,729	1,390	6.4%	23,066	1,563	6.8%	65,309	4,112	6.3%	67,704	4,551	6.7%
United States
Cars	667	12	1.7%	649	12	1.8%	1,991	36	1.8%	2,076	44	2.1%
Trucks	1,159	359	31.0%	1,142	369	32.3%	3,343	1,061	31.7%	3,414	1,115	32.6%
Crossovers	2,348	300	12.8%	2,437	330	13.5%	6,943	915	13.2%	7,076	992	14.0%
Total United States	4,174	671	16.1%	4,229	710	16.8%	12,277	2,012	16.4%	12,567	2,150	17.1%
China(a)
SGMS		90			130			300			381
SGMW		269			339			765			978
Total	5,403	358	6.6%	6,934	469	6.8%	15,816	1,065	6.7%	19,333	1,359	7.0%
__________
(a)Includes sales by the Automotive China JVs: SAIC General Motors Sales Co., Ltd. (SGMS) and SAIC GM Wuling Automobile Co., Ltd. (SGMW).
(b)Cuba, Iran, North Korea, and Sudan have been subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and corresponding calculation of market share.

As discussed above, total vehicle sales and market share data provided in the table above includes fleet vehicles. Certain fleet transactions, particularly sales to daily rental car companies, are generally less profitable than retail sales to end customers. The following table summarizes estimated fleet sales and those sales as a percentage of total vehicle sales (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
GMNA	160	148	551	498
GMI	107	113	302	277
Total fleet sales	267	261	853	775

Fleet sales as a percentage of total vehicle sales	19.2%	16.7%	20.7%	17.0%